EXHIBIT 32.1

SECTION 1350 CERTIFICATIONS

I, Greg W. Becker, certify that, to my knowledge, the Annual Report of SVB Financial Group on Form 10-K for the annual period ended December 31, 2011, (i) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) that the information contained in such Form 10-K fairly presents, in all material respects, the financial condition and results of operations of SVB Financial Group.

Date: February 28, 2012	/s/ GREG W. BECKER
Greg W. Becker
President and Chief Executive Officer (Principal Executive Officer)

I, Michael R. Descheneaux, certify that, to my knowledge, the Annual Report of SVB Financial Group on Form 10-K for the annual period ended December 31, 2011, (i) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) that the information contained in such Form 10-K fairly presents, in all material respects, the financial condition and results of operations of SVB Financial Group.

Date: February 28, 2012	/s/ MICHAEL R. DESCHENEAUX
Michael R. Descheneaux
Chief Financial Officer (Principal Financial Officer)